Exhibit 99.1

PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES FOURTH QUARTER RESULTS

Fort Lauderdale, Florida
February 17, 2011

FOR IMMEDIATE RELEASE — SEACOR Holdings Inc. (NYSE:CKH) today announced its results for the fourth quarter of 2010.  Net income attributable to SEACOR Holdings Inc. for the quarter ended December 31, 2010 was $27.1 million, or $1.27 per diluted share, on operating revenues of $580.4 million.  For the year ended December 31, 2010, net income attributable to SEACOR Holdings Inc. was $244.7 million, or $11.25 per diluted share, on operating revenues of $2,649.4 million.

Fourth quarter results were negatively impacted by an extremely soft market for offshore marine equipment in the U.S. Gulf of Mexico. In the aftermath of the Deepwater Horizon oil spill response, and despite the October 2010 lifting of the government-imposed moratorium on deepwater drilling, the U.S. offshore industry has been crippled by a virtual shut-down in the issuance of drilling permits by the Bureau of Ocean Energy Management, Regulation and Enforcement.

For the preceding quarter ended September 30, 2010, net income attributable to SEACOR Holdings Inc. was $149.9 million, or $7.14 per diluted share, on operating revenues of $979.8 million.

For the quarter ended December 31, 2009, net income attributable to SEACOR Holdings Inc. was $22.2 million, or $1.04 per diluted share, on operating revenues of $476.5 million.  For the year ended December 31, 2009, net income attributable to SEACOR Holdings Inc. was $143.8 million, or $6.57 per diluted share, on operating revenues of $1,711.3 million.

Highlights for the Quarter

Offshore Marine Services – Operating income was $0.9 million on operating revenues of $100.6 million compared with operating income of $69.3 million on operating revenues of $160.9 million in the preceding quarter. Fourth quarter results included $2.1 million in gains on asset dispositions compared with $12.7 million in gains in the preceding quarter.

In the U.S. Gulf of Mexico, operating income was $51.2 million lower than the preceding quarter primarily due to the fall off in activity related to the Deepwater Horizon event. The number of vessel days in support of the Deepwater Horizon oil spill response activities decreased from 1,772 in the third quarter to 336 in the fourth quarter. In the fourth quarter, utilization was 50.4% compared with 82.7% in the third quarter. Average day rates decreased from $18,091 per day to $11,669 per day. As of December 31, 2010, the Company had 13 vessels cold-stacked in the U.S. Gulf of Mexico, compared with seven as of September 30, 2010. During the fourth quarter, six vessels were returned to leasing companies and one vessel was sold. Other operating revenues in the U.S. Gulf of Mexico were $6.9 million lower primarily due to a reduction in the billings for other specialized equipment and services associated with the Deepwater Horizon oil spill response.

Operating income associated with international operations was $17.3 million lower than the preceding quarter primarily due to lower gains on asset dispositions and a $7.8 million charge for the Company’s share of a funding deficit arising from the March 2009 actuarial valuation of the United Kingdom Merchant Navy Officers’ Pension Fund.
As of December 31, 2010, the Company had deferred $18.9 million of vessel charter hire scheduled to be paid through the conveyance of a limited net profit interest in developmental oil and gas producing.  Of this amount, $0.4 million was deferred in the fourth quarter. The Company will continue to recognize revenues as cash is received or earlier should future payments become determinable.

In the fourth quarter, the total number of days available for charter decreased by 318, or 2.6% due to net fleet dispositions, overall utilization decreased from 83.5% to 68.5% and overall average day rates decreased by 22.1% from $13,667 per day to $10,646 per day.

Aviation Services – Aviation Services reported an operating loss in the fourth quarter of $0.1 million on operating revenues of $55.5 million compared with operating income of $11.9 million on operating revenues of $67.1 million in the preceding quarter.

The reduction in operating income was primarily due to fewer flight hours in the U.S. Gulf of Mexico as a result of the winding-down of activities in support of the Deepwater Horizon oil spill response and the end of seasonal activities in Alaska.

Inland River Services - Operating income was $14.9 million on operating revenues of $52.3 million compared with operating income of $36.0 million on operating revenues of $41.4 million in the preceding quarter.  Third quarter results included $29.4 million of gains on asset dispositions. Operations in the fourth quarter benefitted from higher freight rates and increased freight loadings as a result of seasonal harvest activity and favorable fleet positioning.

Marine Transportation Services – Operating income was $1.4 million on operating revenues of $16.9 million compared with an operating loss of $17.3 million on operating revenues of $18.5 million in the preceding quarter.  In the third quarter, the Company recognized an impairment charge of $18.7 million on the Seabulk America.

During the fourth quarter, the Company entered into arrangements with a leasing company for the sale and leaseback of two of its vessels.  Total sales proceeds received were $181.0 million, which exceeded the combined carrying value of the vessels by $69.3 million.  In accordance with generally accepted accounting principles in the U.S., the gains on these sales will be deferred and amortized over the minimum leaseback periods (158 months for one vessel and 143 months for the other) as reductions in future lease expense.

Environmental Services – Operating income was $38.0 million on operating revenues of $163.4 million compared with operating income of $125.0 million on operating revenues of $468.2 million in the preceding quarter.  The reduction in operating income reflects the winding-down of activities associated with the Deepwater Horizon oil spill response.

Commodity Trading and Logistics - Commodity Trading and Logistics reported a segment loss in the fourth quarter of $4.2 million on operating revenues of $178.9 million compared with a segment profit of $4.6 million on operating revenues of $216.9 million in the preceding quarter.  Results reflected lower sales volumes for ethanol trading and reduced activity at the Company’s alcohol manufacturing facility joint venture due to planned maintenance in the fourth quarter.

Other – Other, primarily Harbor and Offshore Towing Services, reported an operating loss in the fourth quarter of $0.8 million on operating revenues of $16.4 million compared with operating income of $4.4 million on operating revenues of $20.0 million in the preceding quarter. The reduction in operating income reflects the winding-down of activities in support of the Deepwater Horizon oil spill response and higher drydocking expenses.

Corporate and Eliminations – Administrative and general expenses were $18.0 million in the fourth quarter compared with $9.0 million in the preceding quarter. The increase was primarily due to higher management bonus accruals, the acceleration of restricted stock awards and additional amounts designated for a foundation that will provide financial support to selected charities and projects in various parts of the Southeastern United States affected by the Deepwater Horizon oil spill.

Derivative gains, net, of $14.7 million was primarily due to gains on treasury and bond futures and interest rate swaps.

Debt Extinguishment – Debt extinguishment losses, net, of $1.1 million resulted from the purchase of $16.5 million, in principal amount, of the Company’s 7.375% Senior Notes due 2019.

Marketable Securities - Marketable security gains, net, of $1.3 million were primarily the result of gains on long equity positions partially offset by losses on short equity positions.

Foreign Currency – Foreign currency losses, net, of $3.5 million were primarily due to the weakening of the pound sterling and euro against the U.S. dollar.

Stock Repurchases – During the fourth quarter, the Company purchased 118,600 shares of its common stock at an average price of $93.42 per share.  At the end of the quarter, 21,399,508 shares of SEACOR’s common stock remained outstanding.

Special Cash Dividend – On December 21, 2010, the Company paid a Special Cash Dividend of $319.7 million, or $15.00 per common share, to shareholders of record on December 14, 2010.

Capital Commitments – The Company's unfunded capital commitments as of December 31, 2010 consisted primarily of offshore support vessels, helicopters, an interest in a dry-bulk articulated tug-barge, inland river dry cargo barges and other equipment.  These commitments totaled $254.3 million, of which $169.9 million is payable during 2011 with the balance payable through 2013.  Of the total unfunded capital commitments, $2.8 million may be terminated without further liability.  Subsequent to December 31, 2010, the Company committed to purchase additional equipment for $10.8 million.  As of December 31, 2010, the Company held balances of cash, cash equivalents, restricted cash, marketable securities, construction reserve funds and title XI reserve funds totaling $854.0 million.

* * * * *

SEACOR is a global provider of equipment and services primarily supporting the offshore oil and gas and marine transportation industries.  SEACOR offers customers a diversified suite of services including offshore marine, marine transportation, inland river, aviation, environmental, commodity trading and logistics and offshore and harbor towing.  SEACOR is focused on providing highly responsive local service combined with the highest safety standards, innovative technology, modern, efficient equipment and dedicated professional employees.

This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: decreased demand and loss of revenues as a result of U.S. government implemented moratoriums directing operators to cease certain drilling activities and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters and aviation equipment or failures to finalize commitments to charter vessels and aviation equipment in response to Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with providing spill and emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and illiquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, loss of U.S. coastwise endorsement for the Seabulk Trader and Seabulk Challenge, retrofitted double-hull tankers, if the Company is unsuccessful in litigation instructing the U.S. Coast Guard to revoke their coastwise charters, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services, Marine Transportation Services and Aviation Services, decreased demand for Marine Transportation Services and Harbor and Offshore Towing Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on several customers, consolidation of the Company's customer base, the ongoing need to replace aging vessels and aircraft, industry fleet capacity, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company's Common Stock, operational risks of Offshore Marine Services, Marine Transportation Services, Harbor and Offshore Towing Services and Aviation Services, effects of adverse weather conditions and seasonality, future phase-out of Marine Transportation Services' double-bottom tanker, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and Environmental Services' ability to comply with such regulation and other governmental regulation, changes in National Response Corporations' Oil Spill Removal Organization classification, liability in connection with providing spill response services, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Inland River Services' operations, sudden and unexpected changes in commodity prices, futures and options, global weather conditions, political instability, changes in currency exchanges rates, and product availability in Commodity Trading and Logistics activities, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company and various other matters and factors, many of which are beyond the Company's control. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the following should not be considered a complete discussion of all potential risks or uncertainties. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect the Company's businesses, particularly those mentioned under "Forward-Looking Statements" in Item 7 on the Company's Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which are incorporated by reference.[Missing Graphic Reference]

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Operating Revenues	$580,384	$476,510	$2,649,368	$1,711,338

Costs and Expenses:
Operating	449,961	352,951	1,930,227	1,185,096
Administrative and general	54,892	41,332	192,518	161,998
Depreciation and amortization	39,173	40,728	163,490	160,092
	544,026	435,011	2,286,235	1,507,186

Gains on Asset Dispositions and Impairments, Net	3,285	5,147	45,238	27,675

Operating Income	39,643	46,646	408,371	231,827

Other Income (Expense):
Interest income	3,094	2,056	8,882	4,466
Interest expense	(10,088)	(16,364)	(43,950)	(59,043)
Debt extinguishment losses, net	(1,092)	(9,659)	(1,460)	(5,587)
Marketable security gains (losses), net	1,340	9,263	(2,159)	24,059
Derivative gains, net	6,502	1,257	6,205	10,961
Foreign currency gains (losses), net	(3,511)	1,521	(6,127)	8,087
Other, net	3,061	112	3,717	244
	(694)	(11,814)	(34,892)	(16,813)
Income Before Income Tax Expense and Equity In Earnings of 50% or Less Owned Companies	38,949	34,832	373,479	215,014
Income Tax Expense	13,250	15,626	140,674	82,492
Income Before Equity in Earnings of 50% or Less Owned Companies	25,699	19,206	232,805	132,522
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	1,501	3,223	13,179	12,581
Net Income	27,200	22,429	245,984	145,103
Net Income attributable to Noncontrolling Interests in Subsidiaries	97	203	1,260	1,293
Net Income attributable to SEACOR Holdings Inc.	$27,103	$22,226	$244,724	$143,810

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$1.30	$1.09	$11.43	$7.21

Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$1.27	$1.04	$11.25	$6.57

Weighted Average Common Shares Outstanding:
Basic	20,843,159	20,323,967	21,402,441	19,950,702
Diluted	21,306,355	23,417,449	21,757,217	23,388,168

Special Cash Dividend Declared and Paid Per Common Share of SEACOR Holdings Inc.	$15.00	$—	$15.00	$—

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data, unaudited)

	Three Months Ended
	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009

Operating Revenues	$580,384	$979,833	$694,576	$394,575	$476,510

Costs and Expenses:
Operating	449,961	683,219	484,742	312,305	352,951
Administrative and general	54,892	50,627	46,108	40,891	41,332
Depreciation and amortization	39,173	41,312	41,608	41,397	40,728
	544,026	775,158	572,458	394,593	435,011

Gains on Asset Dispositions and Impairments, Net	3,285	23,896	4,398	13,659	5,147

Operating Income	39,643	228,571	126,516	13,641	46,646

Other Income (Expense):
Interest income	3,094	2,562	1,863	1,363	2,056
Interest expense	(10,088)	(10,274)	(11,264)	(12,324)	(16,364)
Debt extinguishment losses, net	(1,092)	—	(364)	(4)	(9,659)
Marketable security gains (losses), net	1,340	(54)	(5,406)	1,961	9,263
Derivative gains (losses), net	6,502	1,648	(4,721)	2,776	1,257
Foreign currency gains (losses), net	(3,511)	7,585	(7,500)	(2,701)	1,521
Other, net	3,061	10	46	600	112
	(694)	1,477	(27,346)	(8,329)	(11,814)
Income Before Income Tax Expense and Equity In Earnings of 50% or Less Owned Companies	38,949	230,048	99,170	5,312	34,832
Income Tax Expense	13,250	87,709	37,399	2,316	15,626
Income Before Equity in Earnings of 50% or Less Owned Companies	25,699	142,339	61,771	2,996	19,206
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	1,501	7,933	2,876	869	3,223
Net Income	27,200	150,272	64,647	3,865	22,429
Net Income attributable to Noncontrolling Interests in Subsidiaries	97	334	565	264	203
Net Income attributable to SEACOR Holdings Inc.	$27,103	$149,938	$64,082	$3,601	$22,226

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$1.30	$7.21	$2.95	$0.16	$1.09

Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$1.27	$7.14	$2.93	$0.16	$1.04

Weighted Average Common Shares of Outstanding:
Basic	20,843	20,787	21,733	22,270	20,324
Diluted	21,306	21,001	21,905	22,475	23,417
Common Shares Outstanding at Period End	21,400	21,231	21,218	22,552	22,613

Special Cash Dividend Declared and Paid Per Common Share of SEACOR Holdings Inc.	$15.00	$—	$—	$—	$—

SEACOR HOLDINGS INC.
SEGMENT INFORMATION
(in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009

Offshore Marine Services
Operating Revenues	$100,631	$160,916	$147,123	$107,186	$121,203
Costs and Expenses:
Operating	76,607	79,205	80,011	73,764	72,205
Administrative and general	13,037	12,378	12,931	12,449	12,770
Depreciation and amortization	12,279	12,758	13,245	13,478	13,770
	101,923	104,341	106,187	99,691	98,745

Gains on Asset Dispositions and Impairments, Net	2,142	12,717	1,964	12,651	3,831
Operating Income	850	69,292	42,900	20,146	26,289
Other Income (Expense):
Derivative losses, net	—	—	—	—	(157)
Foreign currency gains (losses), net	(154)	977	425	374	1,781
Other, net	1	—	—	—	—
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	3,042	2,300	1,713	2,251	1,774
Segment Profit	$3,739	$72,569	$45,038	$22,771	$29,687

Aviation Services
Operating Revenues	$55,522	$67,136	$62,433	$50,275	$54,323
Costs and Expenses:
Operating	37,174	37,492	40,541	32,026	30,667
Administrative and general	7,042	7,274	6,091	5,391	5,972
Depreciation and amortization	11,287	10,889	10,728	10,447	9,876
	55,503	55,655	57,360	47,864	46,515

Gains (Losses) on Asset Dispositions and Impairments, Net	(117)	412	379	90	313
Operating Income (Loss)	(98)	11,893	5,452	2,501	8,121
Other Income (Expense):
Derivative gains (losses), net	(27)	(29)	38	(100)	33
Foreign currency gains (losses), net	166	(81)	(1,731)	135	(223)
Other, net	—	50	—	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(83)	663	(442)	(275)	(297)
Segment Profit (Loss)	$(42)	$12,496	$3,317	$2,261	$7,634

Inland River Services
Operating Revenues	$52,284	$41,381	$34,596	$33,436	$53,607
Costs and Expenses:
Operating	29,542	26,535	21,547	19,554	32,052
Administrative and general	3,114	2,898	2,618	2,061	2,137
Depreciation and amortization	5,472	5,415	4,958	4,876	4,756
	38,128	34,848	29,123	26,491	38,945

Gains on Asset Dispositions	697	29,445	899	887	1,236
Operating Income	14,853	35,978	6,372	7,832	15,898
Other Income (Expense):
Other, net	2,227	—	—	10	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(521)	3,522	805	(98)	1,868
Segment Profit	$16,559	$39,500	$7,177	$7,744	$17,766

SEACOR HOLDINGS INC.
SEGMENT INFORMATION (continued)
(in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009

Marine Transportation Services
Operating Revenues	$16,908	$18,540	$21,263	$19,452	$20,497
Costs and Expenses:
Operating	8,174	8,754	8,915	13,432	10,585
Administrative and general	2,040	1,087	1,038	837	1,043
Depreciation and amortization	5,309	7,320	8,008	8,008	8,005
	15,523	17,161	17,961	22,277	19,633

Losses on Asset Dispositions and Impairments	—	(18,677)	(11)	—	—
Operating Income (Loss)	1,385	(17,298)	3,291	(2,825)	864
Other Income (Expense):
Foreign currency gains (losses), net	(13)	61	(41)	15	1
Segment Profit (Loss)	$1,372	$(17,237)	$3,250	$(2,810)	$865

Environmental Services
Operating Revenues	$163,380	$468,226	$214,629	$28,158	$44,531
Costs and Expenses:
Operating	116,346	329,497	127,108	20,337	32,822
Administrative and general	7,485	11,508	6,525	6,037	6,155
Depreciation and amortization	2,065	2,249	2,099	1,983	1,811
	125,896	343,254	135,732	28,357	40,788

Gains (Losses) on Asset Dispositions	563	—	(36)	(17)	(208)
Operating Income (Loss)	38,047	124,972	78,861	(216)	3,535
Other Income (Expense):
Foreign currency gains (losses), net	(115)	3	(23)	30	(11)
Other, net	1	—	—	—	—
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	58	533	54	38	90
Segment Profit (Loss)	$37,991	$125,508	$78,892	$(148)	$3,614

Commodity Trading and Logistics
Operating Revenues	$178,944	$216,896	$203,064	$142,992	$171,354
Costs and Expenses:
Operating	173,922	204,467	203,374	147,372	168,694
Administrative and general	1,184	3,716	3,791	2,744	3,632
Depreciation and amortization	13	13	15	20	20
	175,119	208,196	207,180	150,136	172,346
Operating Income (Loss)	3,825	8,700	(4,116)	(7,144)	(992)
Other Income (Expense):
Derivative gains (losses), net	(8,192)	(5,307)	4,611	4,308	802
Foreign currency gains (losses), net	26	190	(30)	(717)	49
Other, net	781	—	6	—	(1)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(611)	1,042	(13)	(1,022)	(282)
Segment Profit (Loss)	$(4,171)	$4,625	$458	$(4,575)	$(424)

SEACOR HOLDINGS INC.
SEGMENT INFORMATION (continued)
(in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009

Other
Operating Revenues	$16,395	$20,031	$18,969	$17,440	$16,193
Costs and Expenses:
Operating	11,872	10,559	10,895	10,039	11,110
Administrative and general	3,031	2,803	2,793	2,845	3,211
Depreciation and amortization	2,289	2,224	2,107	2,183	2,198
	17,192	15,586	15,795	15,067	16,519

Gains (Losses) on Asset Dispositions	—	—	1,203	—	(25)
Operating Income (Loss)	(797)	4,445	4,377	2,373	(351)
Other Income (Expense):
Foreign currency gains (losses), net	(17)	34	(15)	(18)	(5)
Other, net	10	—	34	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(384)	(127)	759	(25)	70
Segment Profit (Loss)	$(1,188)	$4,352	$5,155	$2,330	$(286)

Corporate and Eliminations
Operating Revenues	$(3,680)	$(13,293)	$(7,501)	$(4,364)	$(5,198)
Costs and Expenses:
Operating	(3,676)	(13,290)	(7,649)	(4,219)	(5,184)
Administrative and general	17,959	8,963	10,321	8,527	6,412
Depreciation and amortization	459	444	448	402	292
	14,742	(3,883)	3,120	4,710	1,520

Gains (Losses) on Asset Dispositions	—	(1)	—	48	—
Operating Loss	$(18,422)	$(9,411)	$(10,621)	$(9,026)	$(6,718)
Other Income (Expense):
Derivative gains (losses), net	$14,721	$6,984	$(9,370)	$(1,432)	$579
Foreign currency gains (losses), net	(3,404)	6,401	(6,085)	(2,520)	(71)
Other, net	41	(40)	6	590	113

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$370,028	$662,278	$398,498	$452,161	$465,904
Restricted cash	12,651	14,823	9,421	35,924	34,014
Marketable securities	147,409	103,150	86,457	63,171	68,139
Receivables:
Trade, net of allowance for doubtful accounts	450,912	512,131	449,142	288,074	301,143
Other	72,448	44,550	50,345	69,892	78,689
Inventories	67,498	66,024	74,434	76,453	76,949
Deferred income taxes	5,442	3,354	3,354	3,354	3,354
Prepaid expenses and other	18,414	17,570	24,075	21,733	15,725
Total current assets	1,144,802	1,423,880	1,095,726	1,010,762	1,043,917
Property and Equipment	2,803,754	2,899,150	2,896,777	2,886,410	2,833,011
Accumulated depreciation	(835,032)	(850,428)	(821,641)	(785,119)	(754,263)
Net property and equipment	1,968,722	2,048,722	2,075,136	2,101,291	2,078,748
Investments, at Equity, and Receivables from 50% or Less Owned Companies	182,387	148,334	201,474	186,605	186,814
Construction Reserve Funds & Title XI Reserve Funds	323,885	272,259	227,184	252,672	289,750
Goodwill	61,779	54,764	54,653	54,443	54,571
Intangible Assets	21,169	21,627	21,195	22,369	23,554
Other Assets, net of allowance for doubtful accounts	57,645	52,846	51,522	55,430	46,265
	$3,760,389	$4,022,432	$3,726,890	$3,683,572	$3,723,619

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$14,618	$13,809	$14,154	$22,731	$36,436
Current portion of capital lease obligations	1,030	1,014	998	982	966
Accounts payable and accrued expenses	322,785	336,968	223,277	98,984	135,425
Other current liabilities	197,080	237,738	209,571	178,112	142,285
Total current liabilities	535,513	589,529	448,000	300,809	315,112
Long-Term Debt	697,427	681,268	682,134	747,787	748,704
Capital Lease Obligations	5,493	5,783	6,067	6,348	6,624
Deferred Income Taxes	567,880	586,466	572,985	574,390	575,440
Deferred Gains and Other Liabilities	156,711	88,130	96,510	100,835	111,848
Total liabilities	1,963,024	1,951,176	1,805,696	1,730,169	1,757,728
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	361	358	358	357	356
Additional paid-in capital	1,225,296	1,196,445	1,191,943	1,186,871	1,182,023
Retained earnings	1,471,623	1,764,202	1,614,264	1,550,182	1,546,581
Shares held in treasury, at cost	(903,004)	(891,887)	(887,129)	(786,992)	(768,438)
Accumulated other comprehensive loss	(7,039)	(7,568)	(7,839)	(5,862)	(3,260)
	1,787,237	2,061,550	1,911,597	1,944,556	1,957,262
Noncontrolling interests in subsidiaries	10,128	9,706	9,597	8,847	8,629
Total equity	1,797,365	2,071,256	1,921,194	1,953,403	1,965,891
	$3,760,389	$4,022,432	$3,726,890	$3,683,572	$3,723,619

SEACOR HOLDINGS INC.
FLEET COUNTS

	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009

Offshore Marine Services
Anchor handling towing supply	20	20	20	20	23
Crew	52	54	57	57	57
Mini-supply	9	12	12	11	11
Standby safety	26	26	26	25	25
Supply	27	27	27	26	27
Towing supply	8	8	9	10	13
Specialty	12	12	12	12	9
	154	159	163	161	165

Aviation Services
Light helicopters – single engine	60	60	60	60	60
Light helicopters – twin engine	45	45	46	48	47
Medium helicopters	62	59	59	59	59
Heavy helicopters	9	9	9	9	8
	176	173	174	176	174

Inland River Services
Inland river dry-cargo barges	1,388	1,394	1,449	1,419	1,395
Inland river liquid tank barges	80	86	87	87	87
Inland river deck barges	26	26	26	26	26
Inland river towboats	32	32	29	29	29
Dry-cargo vessel	1	1	1	1	1
	1,527	1,539	1,592	1,562	1,538

Marine Transportation Services
U.S.-flag product tankers	8	8	8	8	8

Other
Harbor and offshore tugs	30	31	31	31	31
Ocean liquid tank barges	5	5	5	6	6
	35	36	36	37	37